SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               TMP WORLDWIDE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
      5) Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------
    3) Filing Party:

       -------------------------------------------------------------------------
    4) Date Filed:

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

                               TMP WORLDWIDE INC.
                                  1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                                  212-977-4200

                                                      May 19, 1997

Dear Stockholder:

      You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, June 25, 1997, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103.

      At the meeting you will be asked to elect five directors of the Company and to approve amendments to the Company's 1996 Stock Option Plan which would increase the number of shares available for grant thereunder and increase the maximum annual stock option grant to any individual. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

      We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

            Thank you for your cooperation.

                                          Very truly yours,


                                          Andrew J. McKelvey
                                          Chairman of the Board
                                           of Directors and President

                              TMP WORLDWIDE INC.

                              ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              ------------------

                                                              New York, New York
                                                              May 19, 1997

            Notice is hereby given that the Annual Meeting of Stockholders of TMP Worldwide Inc. will be held on Wednesday, June 25, 1997 at 11:00 a.m. at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 for the following purposes:

            (1)   To elect five directors to serve for the ensuing year;

            (2) To consider and vote upon proposals to amend the Company's 1996 Stock Option Plan to increase the number of shares which may be granted thereunder and to increase the maximum annual stock option grant to any individual; and

            (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

            Stockholders of record at the close of business on May 8, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

            All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                                      THOMAS G. COLLISON
                                                      Secretary

                               TMP WORLDWIDE INC.
                                  1633 BROADWAY
                            NEW YORK, NEW YORK 10019

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                               GENERAL INFORMATION

PROXY SOLICITATION

            This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), and Class B Common Stock, par value $.001 per share ("Class B Common Stock"), of TMP Worldwide Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, June 25, 1997, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

            Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about May 19, 1997 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

            A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock and Class B Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposal Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

            Only stockholders of record at the close of business on May 8, 1997 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On May 8, 1997, there were 8,670,245 shares of Common Stock outstanding, each of which is entitled to one vote on each of the matters to be presented at the Annual Meeting, and 14,787,541 shares of Class B Common Stock outstanding, each of which is entitled to ten votes on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock and Class B Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

            The following table sets forth information as of April 15, 1997 (except as otherwise noted in the footnotes), regarding the beneficial ownership determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, of the Company's Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                          Amount and Nature of
                                         Beneficial Ownership of   Percentage of
Name of Beneficial Owner                      Common Stock          Common Stock
------------------------                 -----------------------   -------------

Andrew J. McKelvey......................       14,789,641(1)           63.0%

Thomas G. Collison......................          137,484                *

David A. Hosokawa(2)....................          444,971               1.9%

James J. Treacy(3)......................          338,367               1.4%

Jeffrey C. Taylor(2)....................          138,416                *

George R. Eisele........................          109,056                *

John R. Gaulding(4).....................           18,438                *

Jean-Louis Pallu(5).....................            5,625                *

John Swann(5)...........................            5,625                *

All directors and executive officers
  as a group (12 persons)(6)............       16,145,722              68.6%

----------
*     Less than 1%

(1) Includes 14,787,541 shares of Class B Common Stock which are convertible, on a share for share basis, into Common Stock. Each share of Class B Common Stock has ten votes per share. Also includes 2,000 shares of Common Stock owned by Mr. McKelvey's wife and 100 shares of Common Stock owned by Mr. McKelvey's daughter. Mr. McKelvey disclaims beneficial ownership of the shares owned by his wife.

(2) Includes 2,813 shares of Common Stock, subject to options, which are exercisable within 60 days of April 15, 1997.

(3)   Includes 300 shares of Common Stock owned by Mr. Treacy's daughters.

(4) Includes 8,438 shares of Common Stock, subject to options, which are exercisable within 60 days of April 15, 1997.

(5) Includes 5,625 shares of Common Stock, subject to options, which are exercisable within 60 days of April 15, 1997.

(6) Includes 26,723 shares subject to options which are exercisable within 60 days of April 15, 1997. Does not include 316,308 shares of Common Stock issuable pursuant to options which are not exercisable within 60 days of April 15, 1997.

                      PROPOSAL NO. 1--ELECTION OF DIRECTORS

            Five directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

            The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

                               Year First          Principal Occupation
Nominee               Age   Became Director     During the Past Five Years
-------               ---   ---------------     --------------------------

Andrew J. McKelvey    62         1967       Chairman of the Board, President and
                                            a director since founding the
                                            Company in 1967. Mr. McKelvey has a
                                            B.A. from Westminster College. Mr.
                                            McKelvey was a member of the Board
                                            of Directors of the Yellow Pages
                                            Publishers Association and the
                                            Association of Directory Marketing
                                            from 1994 through September 1996.

George R. Eisele      60         1987       Director of the Company since
                                            September 1987 and Executive Vice
                                            President of TMP Worldwide Direct,
                                            the Company's direct marketing
                                            division, since 1989.

John R. Gaulding      51         1996       Director of the Company since
                                            January 1996. Mr. Gaulding is a
                                            private investor and business
                                            consultant in the fields of strategy
                                            and organization. He was Chairman
                                            and Chief Executive Officer of
                                            National Insurance Group, a publicly
                                            traded financial information
                                            services company, from April through
                                            July 11, 1996, the date of such
                                            company's sale and Corporate Vice
                                            President of ADP, Inc. For six years
                                            prior thereto, he was President and
                                            Chief Executive Officer of ADP
                                            Claims Solutions Group. From 1985 to
                                            1990, Mr. Gaulding was President and
                                            Chief Executive officer of Pacific
                                            Bell Directory, the yellow page
                                            publishing unit of Pacific Telesis
                                            Group. Mr. Gaulding served as
                                            Co-Chairman of the Yellow Pages
                                            Publishers Association from 1987 to
                                            1990. He holds a B.S. from the
                                            University of California at Los
                                            Angeles and an M.B.A. from the
                                            University of Southern California.

Jean-Louis Pallu      56         1996       Director of the Company since
                                            September 1996. From 1992 until June
                                            1996, Mr. Pallu was President of
                                            ODA, the yellow pages subsidiary of
                                            Havas, a French advertising firm.
                                            Prior thereto, since 1974, he was
                                            employed by that firm in various
                                            executive capacities. Mr. Pallu was
                                            graduated from Diplome de l'Ecole
                                            des Hautes Etudes Commerciales with
                                            a concentration in business. He is a
                                            Chevalier of the National Order of
                                            Merit.

John Swann            60         1996       Director of the Company since
                                            September 1996. In 1995, Mr. Swann
                                            founded Cactus Digital Imaging
                                            Systems, Ltd., Canada's largest
                                            supplier of electronically produced
                                            large format color prints.

            All directors hold office until the next meeting of the stockholders of the Company and until their successors are elected and qualified.

            The Board of Directors has a Compensation Committee charged with recommending to the Board the compensation for the Company's executives and administering the Company's stock option and benefit plans. The Compensation Committee is currently composed of Messrs. Gaulding and Swann. The Board of Directors also has an Audit Committee charged with recommending to the Board the appointment of independent auditors of the Company, as well as discussing and reviewing, with the independent auditors, the scope of the annual audit and results thereof. The Audit Committee is currently composed of Messrs. Gaulding and Swann.

The Board of Directors also has a Strategy Committee charged with recommending to the Board strategic plans. The Strategy Committee is currently composed of Messrs. Gaulding, Pallu and Swann. The aforementioned Committees were formed in September 1996, and did not meet in 1996.

            During the fiscal year ended December 31, 1996, the Board of Directors held one meeting and acted 31 times by unanimous written consent in lieu of a meeting. Each director attended at least 75% of the meetings of the Board of Directors held when he was a Director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1996 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

VOTE REQUIRED

            The five nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

            THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1-ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             EXECUTIVE COMPENSATION

            The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for such period in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation             Long-Term Compensation
                             -------------------------------------    ----------------------
                                                                              Awards
                                                                              ------
                                                             Other                     All
                                                            Annual     Securities     Other
    Name and Principal                                      Compen-    Underlying    Compen-
         Position            Year      Salary    Bonus      sation    Options/SARs   sation
    ------------------       ----      ------    -----      ------    ------------   -------
Andrew J. McKelvey,
Chairman of the Board
and President.............  1996     $696,416   $210,000   $2,730(1)          -           -
                            1995      558,731    710,000    2,730(1)          -           -

David A. Hosokawa,
Vice Chairman.............  1996      308,077    147,312    2,730(1)     11,250           -
                            1995      299,066    129,000    2,730(1)          -           -

James J. Treacy,
Executive Vice President-
Finance and Strategy......  1996      199,231    154,954    2,730(1)          -           -
                            1995      180,000    197,500    2,730(1)          -           -

Jeffrey C. Taylor,
Executive Vice President-
Interactive...............  1996      195,025     75,000  170,000(2)     11,250           -
                            1995      201,089      6,250   50,000(3)          -           -

Thomas G. Collison,
Vice Chairman and Secretary 1996      212,573     40,000    2,730(1)          -           -
                            1995      205,418     62,000    2,730(1)          -           -

----------
(1)   Represents matching contributions made to the Company's 401(k) Plan.

(2) $150,000 of such compensation includes payments made to Mr. Taylor in connection with the sale by a corporation of which Mr. Taylor was a principal of certain assets to the Company and $20,000 of such compensation represents the fair market value of 142,740 shares of Common Stock of the Company issued as compensation by the Company to Mr. Taylor in January 1996.

(3) Consists of payments made to Mr. Taylor in connection with the sale by a corporation of which Mr. Taylor was a principal of certain assets to the Company.

STOCK OPTIONS

      The following table sets forth certain summary information concerning individual grants of stock options made during the year ended December 31, 1996 to each of the Company's executive officers named in the Summary Compensation Table.

                                                                         Potential Realizable
                                                                           Value at Assumed
                                                                           Annual Rates of
                                                                             Stock Price
                                                                           Appreciation for
                                   Individual Grants                        Option Term(2)
                              -----------------------------                 --------------
                             Number of   % of Total  Exercise
                            Securities    Options    or Base
                            Underlying   Granted to   Price
                              Options    Employees     Per     Expiration
      Name                    Granted    in 1996(1)   Share       Date       5%       10%
      ----                    -------    -------      -----       ----       --       ---
Andrew J. McKelvey........        0            -           -           -         -         -

David A. Hosokawa.........   11,250         2.7%       $6.65     1/03/06  $158,850  $297,225

James J. Treacy...........        0            -           -           -         -         -

Jeffrey  C. Taylor........   11,250         2.7%       $6.65     1/03/06  $158,850  $297,225

Thomas G. Collison........        0            -           -           -         -         -

----------
      (1)   Based on 421,640 options granted in 1996.

      (2) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the term of the option in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, or stock option exercises, will depend on the future price of the Common Stock and overall stock market conditions. The Company's stock price, as reported by the Nasdaq National Market on December 31, 1996, was $12.75 per share.

      On January 6, 1997, options to purchase 0, 124,459, 66,666, 26,125 and
13,334 shares of Common Stock were granted to Messrs. McKelvey, Hosokawa, Treacy, Taylor and Collison, respectively, at a per share exercise price of $12.875. Generally, 5/6 of the options vest on September 30, 1997 and the remaining 1/6 of the options vest on December 31, 1997. The options are exercisable commencing January 6, 1999. See Proposal No. 2 - Amendments to Stock Option Plan for additional information concerning these grants.

      The following table sets forth at December 31, 1996 the number of securities underlying unexercised options and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table:

                                Number of Securities        Value of Unexercised
                               Underlying Unexercised           In-the-Money
                                Options at Year End        Options at Year End(1)
                            ---------------------------  --------------------------
      Name                  Exercisable   Unexercisable  Exercisable  Unexercisable
      ----                  -----------   -------------  -----------  -------------
Andrew J. McKelvey.........        -               -             -             -

David A. Hosokawa..........    2,813           8,437       $17,159       $51,466

James J. Treacy............        -               -             -             -

Jeffrey C. Taylor..........    2,813           8,437       $17,159       $51,466

Thomas G. Collison.........        -               -             -             -

----------
      (1) Computed based upon the difference between the Stock Option exercise price and the closing price of the Company's Common Stock on December 31, 1996 ($12.75).

EMPLOYMENT AGREEMENTS

            The Company has entered into an employment agreement with Andrew J. McKelvey, effective as of November 15, 1996, for a term ending on November 14, 2001. The agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to the expiration of the then current term. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and President of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, Mr. McKelvey is entitled to a base salary of $1,500,000 per year and mandatory bonuses of $375,000 per quarter. Mr. McKelvey has waived his bonus for the quarter commencing November 15, 1996. Under the agreement, Mr. McKelvey may terminate his employment upon 90 days' prior written notice for any reason. The agreement also provides that in the event Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay Mr. McKelvey his base salary and mandatory bonuses for the remaining term of the agreement at the times they would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary and mandatory bonuses for a period of 180 days after any such termination at the times they would have been payable had he remained employed. The agreement also contains confidentiality provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates.

            The Company has entered into an employment agreement with James J. Treacy, effective as of November 18, 1996, for an indefinite term on an at-will basis. The agreement provides that either party may terminate the agreement for any reason. Pursuant to the agreement, Mr. Treacy will serve as Executive Vice President - Finance and Strategy of the Company for a base salary of $200,000 and an annual minimum bonus of at least $35,000. The agreement provides that in the event Mr. Treacy is terminated for "cause" or voluntarily resigns, he shall not be entitled to any severance, and in the event Mr. Treacy is terminated by reason of his death, disability or for other reasons, he or his estate shall be entitled to his base salary and minimum annual bonus for a period of one year after the effective date of his termination payable at the times they would have been payable had he remained employed, less income earned by him from the performance of any personal services during such period. The agreement contains confidentiality provisions, whereby Mr. Treacy agrees not to disclose any confidential information regarding the Company and its affiliates, as well as nonsolicitation provisions which prohibit Mr. Treacy from soliciting any active or prospective accounts of the Company or its affiliates for a period of one year following termination.

            The Company's subsidiary, TMP Interactive Inc., entered into an amended and restated employment agreement with Jeffrey C. Taylor, effective as of September 11, 1996, for a term ending November 9, 1998. That agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 60 days prior to its expiration. The agreement provides that Mr. Taylor will serve as Chief Executive Officer of TMP Interactive Inc. and provides Mr. Taylor with a base salary of $125,000 per year and annual bonuses of at least $50,000 per year based on formulae mutually agreed to by the parties. Under the agreement, Mr. Taylor may terminate his employment upon written notice for certain material alterations in his responsibilities, duties, and authorities or upon 60 days' prior written notice for any reason. The agreement provides that in the event Mr. Taylor's employment is terminated by TMP Interactive Inc. prior to its expiration for reasons other than cause or is terminated by Mr. Taylor for certain material alterations in his responsibilities, duties and authorities, TMP Interactive Inc. shall pay Mr. Taylor his base salary and a minimum $50,000 annual bonus for the remaining term of the agreement at the times they would have been payable had he remained employed, less the consideration paid or earned by Mr. Taylor from other employment during such period. The agreement also provides that in the event of Mr. Taylor's voluntary resignation, termination of his employment by TMP Interactive Inc. for "cause" or non-renewal of the agreement, Mr. Taylor shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary and certain other benefits for a period of 90 days at the times they would have been payable had he remained employed. The agreement contains confidentiality provisions, whereby Mr. Taylor agrees not to disclose any confidential information regarding TMP Interactive Inc. and its affiliates, as well as non-competition provisions. The non-competition covenants generally survive the termination or expiration of Mr. Taylor's employment for two years, provided that in certain circumstances TMP Interactive Inc. must pay Mr. Taylor one-half of his base salary and one-half of his $50,000 minimum annual bonus for the duration of the non-competition obligation. Mr. Taylor's agreement also prohibits him from soliciting or servicing customers or prospective customers of TMP Interactive Inc. and its affiliates for a period of two years following the termination or expiration of his employment.

STOCK OPTION AWARDS

            In January 1996, the Company's Board of Directors adopted the 1996 Stock Option Plan (the "Stock Option Plan"), which provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options, to purchase an aggregate of up to 900,000 shares of the Common Stock of the Company. The Stock Option Plan permits the grant of options to officers, employees and consultants of the Company and its affiliates. On January 6, 1997, options to purchase an aggregate of 1,203,737 shares were granted, subject to stockholder approval to amend the aggregate number of options which may be granted under the Stock Option Plan and to increase the annual maximum annual stock option grant to any individual, at a per share exercise price of $12.875. Of such options, 0, 124,459, 66,666, 26,125 and 13,334 were granted to Messrs. McKelvey, Hosokawa, Treacy, Taylor and Collison, respectively. See "Proposal No. 2 - Amendments to the Stock Option Plan" for information concerning the Stock Option Plan and proposed amendments to the Stock Option Plan.

COMPENSATION OF DIRECTORS

            Prior to the Company's initial public offering in December 1996, Mr. Gaulding, a non-employee director, received a director's fee of $20,000 per quarter plus reimbursement of expenses in connection with his duties as a director. Prior to the initial public offering, Messrs. Swann, Pallu and Mr. Graeme K. Howard, Jr., a former director of the Company, were provided with reimbursement of expenses incurred in connection with their respective duties as a director. As of the Company's initial public offering, Messrs. Gaulding, Swann and Pallu each receive $15,000 per year for services rendered as directors, plus a per meeting fee of $5,000 for each meeting of the board of directors or a committee of the board of directors attended in person after the fifth such meeting attended in person, plus reimbursement of expenses incurred in connection with their duties as directors.

            The Company has adopted a Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 180,000 shares of Common Stock may be granted to non-employee directors. Options granted under the Directors' Plan do not qualify as incentive stock options within the meaning of Section 422 of the Code. Pursuant to the Directors' Plan, each of Messrs. Gaulding, Pallu and Swann, its non-employee directors, was granted an option to purchase 11,250 shares of Common Stock at a purchase price per share equal to the fair market value of the Common Stock on the date of such Director's election ($6.65 in the case of Mr. Gaulding and the per share initial public offering price in the cases of Messrs. Swann and Pallu ($14.00)). The options have a ten-year term and become exercisable as determined by the Committee. The options may be exercised by payment in cash, check or shares of Common Stock.

            Mr. Howard was granted options to purchase 125,000 shares of Common Stock at a per share exercise price of $14.00. 50,000 of such options vested December 13, 1996. In addition, pursuant to an Employment Agreement dated as of February 1, 1997, Mr. Howard was named as a Vice Chairman of the Company and was to receive $100,000 per annum plus expenses. Mr. Howard resigned as a director effective as of April 8, 1997. The Employment Agreement was terminated on April 8, 1997 in connection with Mr. Howard's resignation from the Company. The Company agreed that an additional 12,500 of Mr. Howard's stock options would vest on June 1, 1997, and that such options, along with the 50,000 stock options previously vested, will expire on December 9, 2006.

                  COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

            The report of the Compensation Committee (the "Compensation Committee") shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            The Compensation Committee of the Board of Directors was formed in September, 1996 and consists of Messrs. Gaulding and Swann, each of whom is an independent non-employee director. The Compensation Committee is charged with recommending to the Board of Directors the compensation for the Company's executives and administering the Company's stock option and benefit plans.

COMPENSATION PHILOSOPHY

            The Company believes that executive compensation should be closely related to increased stockholder value. One of the Company's strengths contributing to its successes is a strong management team, many of whom have been with the Company for a number of years. The Committee believes that low executive turnover has been instrumental to the Company's success, and that the Company's compensation program has played a major role in limiting executive turnover. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued success of the Company, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

            The compensation program reflects the following principles:

            o     Compensation should encourage increased stockholder value.

            o Compensation programs should support the short- and long-term strategic business goals and objectives of the Company.

            o Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.

            o Compensation programs should enable the Company to attract and retain highly qualified professionals.

PAY MIX AND MEASUREMENT

            The Company's executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

            The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

INCENTIVES

            Incentives consist of stock options and cash awards paid to the Company's senior and middle management executives. Incentives awarded to Mr. McKelvey are discussed under "Chief Executive Officer 1996 Compensation." Incentive payments in 1996 to Messrs. Hosokawa and Treacy as a percentage of salary were 47.8% and 80.6% respectively, based on revenue growth and expense control objectives as set forth in the Company's 1995 annual plan. Mr. Taylor's bonus, 36% of salary, was based on internet billings growth and operations. Mr. Collison's award, 18.8% of salary, was based on objectives for completing acquisitions and management of the relationship with the Company's primary lender. In 1996 other key executives earned from 0% to 25% of salary based on revenue, divisional or regional profit, client retention or other preset objectives related to performance as set forth in the Company's 1995 annual plan. Stock options are granted from time to time to reward employee contributions.

            The Committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability, based on the Committee's discretionary evaluation. Options are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest over a period of time and executives must be employed by the Company for such options to vest.

CHIEF EXECUTIVE OFFICER 1996 COMPENSATION

            The base salary for Andrew J. McKelvey, the Company's President and Chairman of the Board, was $680,000 during the Company's fiscal year ended December 31, 1996. Such base salary of $680,000 represents a 17.2% increase over the previous year's salary. In 1996, Mr. McKelvey also received a cash bonus of $210,000 which was awarded to Mr. McKelvey in connection with the Company's meeting operational targets and the overall performance of the Company. In November 1996, the Company entered into an employment agreement with Mr. McKelvey which provides for an annual base salary of $1,500,000 and mandatory bonuses of $375,000 per quarter. Mr. McKelvey has waived his bonus for the quarter commencing November 15, 1996. The employment agreement was entered into by the Company as a recognition of Mr. McKelvey's services to the Company as well as an acknowledgement of his stature in the industry.

            The aggregate compensation paid to Mr. McKelvey was deemed appropriate by the Compensation Committee considering the overall performance of the Company and Mr. McKelvey.

TAX EFFECTS

            Section 162(m) of the Code generally limits to $1 million the annual income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid offices of a publicly held corporation. "Performance-based compensation" is not subject to the deduction limitation if certain requirements are met. Based on the transition rules set forth in the Code and the regulations promulgated thereunder, compensation payable to Mr. McKelvey under his employment agreement should be exempt from the non-deductibility provisions of Section 162(m) through the 1999 calendar year.

            The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the

Company on behalf of the Company's stockholders. In view of the Company's performance and achievement of goals and competitive conditions, the Compensation Committee believes that compensation levels during 1996 adequately reflect the Company's compensation goals and policies.

                             COMPENSATION COMMITTEE

                                John R. Gaulding
                                John Swann

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      On September 16, 1996, the Company's Board of Directors established a Compensation Committee, which currently consists of Messrs. Gaulding and Swann to recommend compensation for the Company's executives and to administer the Company's stock option and other benefit plans. Prior to September 16, 1996, all matters concerning executive officer compensation were addressed by the entire Board of Directors. In January 1996 Mr. Gaulding and, in September 1996, Mr. Swann received, respectively, stock options to purchase 11,250 shares of Common Stock at an exercise price of $6.65 per share and $14.00 per share, equal to the fair market value on the date of grant.

                              CERTAIN TRANSACTIONS

      The Company has made advances to Messrs. McKelvey, Hosokawa and Collison. The total gross amounts advanced to Messrs. McKelvey, Hosokawa and Collison were $4,515,870, $123,659 and $6,954 in 1993, respectively; $9,206,681, $5,100 and
$44,839 in 1994, respectively; $612,509, $1,813 and $0 in 1995, respectively;
and $4,537,159, $10,503 and $0 in 1996, respectively. Mr. McKelvey repaid $1,306,458 in 1993, $5,487,160 in 1994, $2,271,040 in 1995 and $1,577,157 in
1996. Mr. Hosokawa repaid $27,758 in 1994 and $0 in 1993, 1995 and 1996. Mr.
Collison repaid $23,791 in 1993, $6,614 in 1994, $4,550 in 1995 and $3,868 in
1996. At December 31, 1996, Messrs. McKelvey, Hosokawa and Collison were indebted to the Company in the amounts of $11,413,174, $149,184 and $132,130, respectively. The advances to Messrs. Hosokawa and Collison do not bear interest. Mr. McKelvey has converted all of his indebtedness to the Company, including but not limited to the indebtedness incurred in connection with Mr. McKelvey's acquisition of a yacht from the Company at the yacht's book value, to a promissory note in principal amount of $18,850,000. Such promissory note bears interest at the prime rate established by The Bank of New York and shall be adjusted December 31, 1997 and each December 31st thereafter to the Bank of New York's prime rate in effect on such dates. The note provides for annual payments of all accrued but unpaid interest commencing December 31, 1997. The principal amount is payable in equal annual installments of one-sixtieth of the initial principal amount commencing December 31, 1997, with all unpaid principal due December 31, 2006. The

Company has payables of $7,100,000 due to Mr. McKelvey. $2,475,000 of such amount bears interest at 6.5% annually and the remainder bears interest, annually, at the prime rate established by The Bank of New York.

      On January 1, 1996, the Company purchased Mr. McKelvey's 100% interest in Volando, Inc., the sole stockholder of Online Career Center Management, Inc., for $1,000, the same consideration paid by Mr. McKelvey in connection with the initial issuance of those shares to him on December 20, 1994.

      On January 1, 1996, Mr. McKelvey contributed to the Company his 100% interest in EPI Aviation, Inc., which leases an aircraft. The aircraft is leased by EPI Aviation, Inc. from an unaffiliated third party pursuant to a lease agreement dated October 27, 1995. The lease provides for a term of 24 months and a basic rent of $85,000 per month plus additional rent of $379.36 per flight hour. In consideration of a payment of $350,000, EPI Aviation, Inc. also acquired an option to purchase the aircraft for a purchase price of $6,060,000. EPI Aviation, Inc. has no cost basis in the aircraft.

      On July 16, 1996, Mr. McKelvey contributed to the Company his 100% interest in General Directory Advertising Services, Inc., a yellow page advertising agency. On August 15, 1996, the Company purchased Mr. McKelvey's 80.42% interest in National Media Holding Company, Inc., the sole stockholder of a yellow page advertising agency, for $280,000. On September 1, 1996, the Company purchased Mr. McKelvey's 48.92% interest in Telephone Directory Advertising, Inc., a yellow page advertising agency, for $837,000. The Company had originally sold such stock to Mr. McKelvey on December 31, 1992 for $837,306.

      On September 4, 1996, Mr. McKelvey sold his interest in S.M.E.T. Servizio Marketing Elenchi Telefonici s.r.l. to the Company for $140,620. The Company had originally sold such interest to Mr. McKelvey on June 5, 1990 for $140,620.

      Messrs. McKelvey, Collison, Camara and Eisele had 17.8%, 5.8%, 5.4% and 0.2% interests, respectively, in the McKelvey Enterprises, Inc. Profit Sharing Plan. Proceeds of the Company's initial public offering in 1996 were used to redeem all of the shares of the Company's preferred stock owned by such plan.

      Messrs. McKelvey, Eisele, Camara and Collison have approximately 69.4%, 10%, 5% and 5% interests, respectively, in International Drive, L.P., the lessor of the Company's 48,000 square foot office in Mt. Olive, New Jersey. This lease runs through December 1998 and the Company's rent for this space is $46,200 per month. Mr. McKelvey has an 80% interest in 12800 Riverside Drive Corporation, the lessor of the Company's 15,802 square foot office in North Hollywood, California. This lease runs through May 2013 and the Company's rent for this space is $16,000 per month. Mr. McKelvey has a 49% interest in TMP Development Company Inc., the lessor of the Company's 5,000 square foot office in Holliston, Massachusetts. This lease is month to month and the Company's rent for this space is currently $9,756 per month. Mr. McKelvey has a 49% interest in TPH & AJM, a partnership, the lessor of the office occupied by Telephone Directory Advertising, Inc., an entity in which the Company has 48.92% interest. This lease runs through May 1999 and Telephone Directory Advertising, Inc.'s rent for this space is currently $9,955 per month.

      Messrs. Collison and Camara each have a 1% interest in Programmes Marketing Annuaires, a yellow page advertising agency in France in which the Company has a 32% interest.

      On March 17, 1996, Mr. Eisele exchanged his 10% interest in M.S.I. - Market Support International, Inc., a subsidiary of the Company providing order fulfillment services, for 70,056 shares of common stock of the Company.

      On January 1, 1996, 3055078 Canada Inc. redeemed John Swann's ownership interest for $510 (in Canadian Dollars), the same amount paid by Mr. Swann for such shares in connection with their initial issuance on September 7, 1994. On January 1, 1996, Cala H.R.C. Ltd., the Company's Canadian recruitment advertising subsidiary, entered into a management agreement with Cala Services Inc., a recruitment advertising company owned by Mr. Swann, pursuant to which Cala H.R.C. Ltd. provides management services in exchange for a percentage of the billings of Cala Services Inc. which is agreed to from time to time. The agreement has no stated term but is terminable by either party on 30 days' notice. For the three months ended March 31, 1997, Cala Services Inc. has received $52,600 for management services. No amounts were received prior to 1997.

      For the three months ended March 31, 1997, Mr. Gaulding received $16,250 for consulting services.

      On November 10, 1995, two of the Company's subsidiaries acquired substantially all of the assets of Adion, Inc. and Adion Information Services, Inc. for purchase prices of $2,744,428 and $200,000, respectively, as well as the assumption of substantially all of the liabilities of such companies, exclusive of liabilities under or related to employee benefit plans, taxes, and under laws, rules and regulations regarding health benefits. Jeffrey C. Taylor owned approximately 28% of each of those two companies. In connection with these acquisitions, the Company and two of its subsidiaries, HGI Acquisition Corp., the entity which acquired the assets of Adion, Inc., and TMP Interactive Inc., the entity which acquired the assets of Adion Information Services, Inc., also entered into arrangements with Mr. Taylor personally which arrangements, as amended, provided for payments of an aggregate of $453,333.37, $230,000 of which was paid at the time of the acquisitions and a lump sum payment of $150,000 which was paid in March 1996. The balance of these payments was paid in 11 monthly installments of $6,666.67 commencing on December 10, 1995.

      On December 9, 1996, in connection with the reorganization of the Company, Messrs. McKelvey, Hosokawa, Camara, Treacy, Eisele and Taylor received 14,787,540, 467,640, 138,564, 355,860, 151,056 and 142,740 shares of the
Company, respectively.

      Other than the advances, the Company believes that all transactions with the aforementioned directors and executive officers were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties and were approved or ratified by the entire Board, including disinterested directors.

                            THE COMPANY'S PERFORMANCE

            The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                           FISCAL YEAR ENDING
COMPANY                                                 1996               1996
-------                                                 ----               ----

TMP WORLDWIDE INC                                      100.00              91.07
INDUSTRY INDEX                                         100.00              94.93
BROAD MARKET                                           100.00              99.77

      The above Graph compares the performance of the Company from December 12, 1996, the date that the Company's Common Stock commenced trading on the Nasdaq National Market, through December 31, 1996, against the performance of the Nasdaq National Market Index and the Company's Peer Group (SIC Code Index) for the same period. The companies included in the Company's Peer Group are Ariely Advertising Ltd., Catalina Marketing Corp., Cordiant Plc, Digital Generation Systems, Inc., Edisto Resources Corp., Food Court Entertainment Network, Inc., Greenstone Roberts Advertising, Inc., Grey Advertising, Inc., Heritage Media Corp., Interpublic Group of Companies, Inc., Lamar Advertising Co., Leap Partnership, Inc., Metromail Corp., Obie Media Corp., Omnicom Group, Inc., True North Communications and WPP Group plc.

                PROPOSAL NO. 2 - AMENDMENTS TO STOCK OPTION PLAN

            On January 6, 1997, the Compensation Committee of the Board of Directors unanimously adopted, subject to stockholder approval, amendments to the Company's 1996 Stock Option Plan (the "Stock Option Plan") which would increase the maximum annual stock option grant to any individual from 45,000 to 150,000 and which would increase the aggregate number of shares of Common Stock which may be issued under the Stock Option Plan from 900,000 to 1,800,000 shares, all of which would be available for the grant of either "incentive stock options," as defined in Section 422 of the Code, or options which do not qualify as incentive stock options (non-statutory stock options). The primary features of the Stock Option Plan are summarized below. The full text of the Stock Option Plan and the proposed amendments thereto are set forth in Appendix A to this Proxy Statement and the following discussion is qualified by reference thereto.

            The Board of Directors believes that approval of the amendments will serve the best interests of the Company and its stockholders by permitting the Company to continue to utilize stock options as a means to attract and retain key employees and consultants who are in a position to contribute materially to the successful conduct of the business and affairs of the Company and, in addition, to stimulate in such individuals an increased desire to render greater service to the Company and its subsidiaries. In addition, the availability of shares for grant under the Stock Option Plan is important in that it provides the Company an alternative or additional means of compensating key employees and consultants. As of January 5, 1997, there were 485,416 shares available for future grants under the Stock Option Plan. On January 6, 1997, options to purchase an aggregate 1,203,737 shares were granted subject to stockholder approval to amend the Stock Option Plan.

            The Stock Option Plan is currently administered by the Compensation Committee of the Board of Directors (the "Committee"), which has the authority to select optionees, designate the number of shares to be covered by each option and, subject to certain restrictions, specify other terms of the options; however, as currently in effect, the maximum option grant which may be made in any calendar year cannot exceed 45,000 shares. Options may be granted from time to time through January 3, 2006, the termination date of the Stock Option Plan, to present and future officers and employees of the Company or an affiliate of the Company (an "Affiliate"), within the meaning of Section 424(f) of the Code, and to consultants of the Company or an Affiliate who are not employees. All employees are eligible to participate in the Stock Option Plan and as of April 15, 1997, approximately 200 employees were participating in the Stock Option Plan.

            The Stock Option Plan, as currently in effect, permits the granting of options to purchase up to an aggregate of 900,000 shares of Common Stock of the Company. Under the Stock Option Plan, the Company may grant incentive stock options and non-statutory options. Under the Stock Option Plan, the exercise price for shares covered by an incentive stock option may not be less than 100% of the fair market value (as defined in the Stock Option Plan) of the Common Stock on the date of grant (110% in the case of a grant to an employee who owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any affiliate entitled to vote (a "10% Stockholder")). The exercise price for shares covered by a non-statutory option may not be less than the par value of the Common Stock at the date of grant. All options must expire no later than ten years (five years in the case of an incentive stock option granted to a 10% Stockholder) from the date of grant. The Committee has the discretion to determine the period required for full exercisability of stock options. In no event, however, can the Committee shorten such period to less than six months.

            Any option outstanding after January 3, 2006 will remain in effect until it is exercised, terminates or expires in accordance with its terms. The Stock Option Plan provides that the term of an option shall be ten years from the date of grant. The Stock Option Plan also provides that, following termination of employment, (i) if an optionee's employment is terminated for any reason other than the optionee's death, disability, retirement after age 65 or voluntary retirement with the consent of the Company before age 65, the optionee has 90 days, or such longer period as the Committee may at its sole discretion determine, to exercise his option to the extent exercisable on the date of termination of employment, and (ii) if an optionee shall cease to be employed by the Company as the result of his death, disability, retirement after age 65 or voluntary retirement with the consent of the Company before age 65, the optionee has three years to exercise his option to the extent exercisable on the date he ceased to be employed. The Stock Option Plan also provides that options granted under the Stock Option Plan will be adjusted to reflect changes in the Company's capitalization and to reflect certain mergers or other combinations of the Company.

            As of April 15, 1997, options to purchase an aggregate of 1,552,140 shares were outstanding under the Stock Option Plan (including 1,203,737 stock options granted on January 6, 1997, subject to stockholder approval to amend the Stock Option Plan). No current director or nominee for election as a director received stock options under the Stock Option Plan. If the Proposal is adopted, the stock options that would be granted to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company are set forth below in the following table:

            STOCK OPTIONS TO BE GRANTED IN 1997 TO THE CHIEF EXECUTIVE OFFICER AND THE FOUR OTHER MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS UNDER THE TMP 1996 EMPLOYEE STOCK OPTION PLAN

Name and Position           Exercise Price Per Stock    Number of Options
-----------------           ------------------------    -----------------
                            Option
                            ------

Andrew J. McKelvey,         --                          0
Chairman of the Board
and President

David Hosokawa, Vice        (1)                         124,459
Chairman

James J. Treacy,            (1)                         66,666
Executive Vice President
- Finance and Strategy

Jeffrey C. Taylor,          (1)                         26,125
Executive Vice President
-Interactive

Thomas G. Collison, Vice    (1)                         13,334
Chairman and Secretary

Executive Group             (1)                         281,147

Non-Executive Director      --                          0
Group

Non-Executive Officer       (1)                         922,590
Employee Group

----------
(1) The exercise price per stock option is $12.875, the closing price of the Company's Common Stock on January 6, 1997, the date of grant. Except for 33,333 options granted to Mr. Treacy, 5/6 of the options vest on September 30, 1997, and the remaining 1/6 vest on December 31, 1997. 33,333 of the options granted to Mr. Treacy have already vested. The options are exercisable commencing January 6, 1999.

FEDERAL INCOME TAX CONSEQUENCES

            Following is a summary of the salient Federal income tax consequences associated with options granted under the Stock Option Plan.

            An optionee will not realize taxable income upon the grant of an option. In general, the holder of a non-statutory option will recognize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company receives a corresponding deduction in the same amount subject to the deduction limitations of Section 162(m) of the Code, as discussed below. If the optionee is subject to the six-month restrictions on sale of Common Stock under Section 16(b) of the Exchange Act, the optionee generally recognizes ordinary income on the date the restrictions lapse, unless an early income recognition election is made. Upon a later sale of the stock, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time the option was exercised (or, if later, the time ordinary income was recognized with respect to the exercise). If the stock acquired upon the exercise of a non-statutory option has been held for more than one year at the time of its disposition, such gain or loss will be long-term capital gain or loss.

            The holder of an incentive stock option does not realize taxable income upon exercise of the option, although the option spread is an adjustment to taxable income that may result in alternative minimum tax for the optionee (the adjustment, if any, is also added to the basis of the stock for purposes of determining adjusted gain or loss under the alternative minimum tax when the stock is sold). If the stock acquired upon exercise of the incentive stock option is sold or otherwise disposed of within two years from the incentive stock option grant date or within one year from the exercise date, then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction in the same amount subject to the deduction limitations of Section 162(m) of the Code. Any remaining gain is treated as short-term or long-term capital gain, depending on the holding period. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be long-term capital gain or loss and the Company will not be entitled to a deduction.

            In general, if an optionee delivers previously-owned shares in payment of the exercise price of an option, no gain or loss will be recognized on the exchange of the previously-owned shares for an equivalent number of newly issued shares. However, if the previously-owned shares delivered in payment of the exercise price were acquired pursuant to the exercise of an incentive stock option and if the requisite incentive stock option holding periods are not satisfied (see the preceding paragraph), then the optionee will realize ordinary income on the delivery of the previously-owned shares as in the case of any other "early" disposition of incentive stock option-acquired shares. If the option being exercised is a non-statutory option, the optionee will realize ordinary income equal to the amount by which the fair market value of the Common Stock received exceeds the exercise price (as if the exercise price were paid in cash).

            Section 162(m) of the Code generally limits to $1 million the annual income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid offices of a publicly-held corporation. "Performance-based compensation" is not subject to the deduction limitation if certain requirements are met. Accordingly, the Stock Option Plan has been designed to ensure that compensation resulting from the exercise of stock options will be fully deductible to the Company.

VOTE REQUIRED

            The affirmative vote of the holders of a majority of the aggregate voting power of the Company's shares of Common Stock and Class B Common Stock present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" or a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

      THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

            BDO Seidman, LLP have been the independent auditors for the Company since November 15, 1992 and will serve in that capacity for the 1997 fiscal year. A representative of BDO Seidman, LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

            All stockholder proposals which are intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company no later than November 24, 1997 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

            The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

            The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors


                                          Thomas G. Collison
                                          Secretary

Dated: May 19, 1997

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: TMP WORLDWIDE INC.,
ATTENTION: MYRON F. OLESNYCKYJ, ESQ., 1633 BROADWAY, 33rd FLOOR, NEW YORK, NEW YORK 10019.

      Below is the text of the Company's 1996 Stock Option Plan as proposed to be amended pursuant to Proposal No. 2. Proposed language to the 1996 Stock Option Plan is set forth in bold print and the language to be deleted is set forth in brackets.

                               TMP WORLDWIDE INC.
                             1996 STOCK OPTION PLAN

      I. PURPOSE. The purpose of the TMP Worldwide Inc. 1996 Stock Option Plan (the "Plan") is to enable TMP Worldwide Inc. (the "Company") and its stockholders to secure the benefit of the incentives inherent in common stock ownership by present and future officers and other employees and personnel of, and consultants to, the Company and its affiliates. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan will foster the Company's ability to attract, retain and motivate individuals who will be largely responsible for the continued profitability and growth of the Company and its affiliates.

      II. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 6(a) hereof, the Company may issue and sell a total of 1,800,000 [900,000] shares of its common stock, $.01 par value (the "Common Stock"), pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. The maximum option grant which may be made in any calendar year to any individual shall not cover more than 150,000 [45,000] shares. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which terminates or expires by its terms, by cancellation or otherwise.

      III. ADMINISTRATION. The Plan will be administered by a committee (the "Committee") consisting of the Board, or at the option of the Board, at least two directors appointed by and serving at the pleasure of the Board. If the Board does not act as the Committee, the members of the Committee shall be "non-employee directors" within the meaning and for the purposes of Rule 16b-3. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, will have full power and authority to grant options under the Plan, to interpret the provisions of the Plan, to fix and interpret the provisions of option agreements made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decision of the Committee as to any disputed question, including questions of construction, interpretation and administration, will be final and conclusive on all persons. The Committee will keep a record of its proceedings and acts and will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or of an affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or wilful misconduct.

      IV. ELIGIBILITY. Options may be granted under the Plan to present and future officers and other employees (including but not limited to directors who are employees) or other personnel of the Company or an affiliate of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (an "Affiliate"), and to consultants to the Company or an Affiliate who are not employees. Options may not be granted to directors of the Company or an Affiliate who are not also employees of or consultants to the Company and/or an Affiliate. Subject to the provisions of the Plan, the Committee may from time to time select the persons to whom options will be granted, and will fix the number of shares covered by each such option and establish the terms and conditions thereof (including, without limitation, the exercise price, restrictions on the exercisability of the option and/or on the disposition of the shares of Common Stock issued upon exercise thereof, and whether or not the option is to be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (an "Incentive Stock Option").

      V. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan will be evidenced by a written agreement in a form approved by the Committee. Subject to the provisions hereof, each such option will be subject to the terms and conditions set forth in this paragraph and such additional terms and conditions not inconsistent with the Plan as the Committee deems appropriate.

            a. Option Exercise Price. In the case of an option which is not treated as an Incentive Stock Option, the exercise price per share may not be less than the par value of a share of Common Stock on the date the Option is granted; and in the case of an Incentive Stock Option, the exercise price per share may not be less than the fair market value of a share of Common Stock on the date the option is granted (110% in the case of an optionee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an affiliate (a "ten percent shareholder")). For purposes hereof, the fair market value of a share of Common Stock on any date shall be equal to the closing price per share as published by a national securities exchange on which shares of the Common Stock are traded on such date or, if there is no sale of Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if shares of the Common Stock are not listed on a national securities exchange on such date, the closing price or, if none, the average of the bid and asked prices in the over the counter market at the close of trading on such date, or if the Common Stock is not traded on a national securities exchange or the over the counter market, the fair market value of a share of the Common Stock on such date as determined in good faith by the Committee.

             b. Option Period. The period during which an option may be exercised will be fixed by the Committee and will not exceed ten years from the date the option is granted (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder").

            c. Exercise of Options.

                  (1) General. No option will become exercisable unless the
            person to whom the option is granted remains in the continuous employ or service of the Company or an Affiliate for at least six months (or for such other period as the Committee may designate) from the date the option is granted. The Committee will determine and will set forth in the option agreement any vesting or other restrictions on the exercisability of the option, subject to earlier termination of the option as may be required hereunder, and any vesting or other restrictions on shares of Common Stock acquired pursuant to the exercise of the option. All or part of the exercisable portion of an option may be exercised at any time during the option period. An option may be exercised by transmitting to the Company, in a manner prescribed or approved by the Committee, (1) a written notice specifying the number of shares to be purchased, and
            (2) payment of the exercise price, together with the amount, if any, deemed necessary by the Company to enable the Company or an Affiliate, as the case may be, to satisfy its income tax withholding obligations with respect to such exercise unless other arrangements acceptable to the Company are made with respect to the satisfaction of such withholding obligations. Subject to the provisions of applicable law, the Company may agree to retain and withhold a number of shares of Common Stock sufficient to reimburse the Company for all or part of its withholding tax obligation.


                  (2) Stock Registration Required. Notwithstanding anything in the Plan to the contrary, no option may be exercised unless and until a registration statement covering the shares of Common Stock issuable upon exercise of options granted hereunder has been filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended. Nothing in this Plan shall be deemed to obligate the Company to effect any such registration.

            d. Payment of Exercise Price. The purchase price of shares of Common Stock acquired pursuant to the exercise of an option granted under the Plan may be paid in cash and/or such other form of payment as may be permitted under the option agreement, including, without limitation, previously-owned shares of Common Stock. The Committee may permit the payment of all or a portion of the purchase price in installments (together with interest) over a period of not more than five years.

            e. Rights as a Stockholder. No shares of Common Stock will be issued in respect of the exercise of an option granted under the Plan until full payment therefor has been made (and/or provided for if all or a portion of the purchase price is being paid in installments). The holder of an option will have no rights as a stockholder with respect to any shares covered by an option until the date a stock certificate for such shares is issued to him or her. Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.

            f. Nontransferability of Options. No option shall be assignable or transferrable except upon the optionee's death to a beneficiary designated by the optionee in accordance with procedures established by the Committee or, if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the applicable laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative.

            g. Termination of Employment or Other Service. If an optionee ceases to be employed by or to perform services for the Company and any Affiliate, then, unless terminated sooner under the provisions hereof or under the provisions of the optionee's option agreement, and unless determined otherwise by the Committee acting in its sole discretion, (i) if such termination of employment or service occurs by reason of the optionee's death, disability, retirement after age 65 or voluntary retirement with the consent of the Company before age 65, then the optionee's outstanding options will be fully vested and may be exercised within three years from the date of the termination of employment or service, and, at the end of such three-year period, any unexercised outstanding options will terminate; and (ii) if the optionee's employment or service is terminated for any reason other than the optionee's death, disability, retirement after age 65 or voluntary retirement with the consent of the Company before age 65, then the optionee's outstanding options, to the extent then otherwise vested and exercisable, may be exercised within ninety days from the date of such termination of employment or service and, at the end of such ninety-day period, any unexercised vested and outstanding options will terminate, and the optionee's nonvested outstanding options will terminate upon the optionee's termination of employment or service. Solely for purposes of the Plan, the transfer of an employee from the employ of the Company to an Affiliate, or vice-versa, or from one Affiliate to another shall not be deemed a termination of employment.

            h. Other Provisions. The Committee may impose such other conditions with respect to the exercise of options, including, without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable. In the case of an Incentive Stock Option, at the time the option is granted the aggregate fair market value (determined at the time of grant) of the shares of Common Stock with respect to which the Incentive Stock Option is exercisable for the first time by the optionee during any calendar year may not exceed $100,000.

      VI. CAPITAL CHANGES, REORGANIZATION, SALE.

            a. Adjustments Upon Changes in Capitalization. The aggregate number and class of shares for which options may be granted under the Plan, the maximum number of shares for which options may be granted to any individual in any calendar year, the number and class of shares covered by each outstanding option and the exercise price per share shall all be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Company's capital stock.

            b. Cash, Stock or Other Property for Stock. Except as provided in
      Section VI(c) below or as otherwise expressly provided in the optionee's option agreement, upon merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the stockholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part to the extent permitted by the option agreement, and, if the Committee in its sole discretion shall determine, may exercise the option whether or not the vesting requirements set forth in the option agreement have been satisfied.

            c. Conversion of Options on Stock for Stock Exchange. If the stockholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subparagraph (b) above. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The Committee shall determine in its sole discretion if the converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

            d. Fractional Shares. In the event of any adjustment in the number of shares covered by any option pursuant to the provisions hereof, any fractional shares resulting from such adjustment will be disregarded, and each such option will cover only the number of full shares resulting from the adjustment.

            e. Determination of Board to be Final. All adjustments under this
      Section 6 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

      VII. AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely any outstanding option without the written consent of the optionee. Except as otherwise provided in Section 6, any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, increase the number of shares with respect to which options may be granted to any individual in any calendar year, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the Company's stockholders. The Committee may amend the terms of any stock option agreement made hereunder at any time and from time to time (e.g., to accelerate vesting upon a change of control), provided, however, that any amendment which would adversely affect the rights of the optionee may not be made without the optionee's prior written consent.

      VIII. NO RIGHTS CONFERRED. Nothing contained herein will be deemed to give any individual any right to receive an option under the Plan or to be retained in the employ or service of the Company or any Affiliate.

      IX. GOVERNING LAW. The Plan and each option agreement shall be governed by the laws of the State of Delaware.

      X. DECISIONS AND DETERMINATIONS OF COMMITTEE TO BE FINAL. Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under this Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final and binding.

      XI. TERM OF THE PLAN. The Plan shall be effective as of the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on the date ten years after the date of adoption, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the option (as then in effect or thereafter amended) and the Plan.

                               TMP WORLDWIDE INC.
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

      The undersigned hereby appoints Andrew J. McKelvey and John R. Gaulding, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 at 11:00 A.M. on Wednesday, June 25, 1997, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

      Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

               (To be Completed, Signed and Dated on Reverse Side)

|X|   Please mark your
      votes as in this
      example.

                                          Nominees:  Andrew J. McKelvey
                                                     George R. Eisele
                 FOR     WITHHOLD                    John R. Gaulding
1. ELECTION      |_|       |_|                       Jean-Louis Pallu
   OF                                                John Swann
   DIRECTORS

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.)

--------------------------------------------------------------------------------

                                    FOR              AGAINST           ABSTAIN
2. APPROVAL OF THE AMENDMENTS       |_|                |_|                |_|
   TO THE COMPANY'S 1996
   EMPLOYEE STOCK OPTION PLAN.

3. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

NOTE: THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

SIGNATURE                                       DATE
         -----------------------------------        -----------

SIGNATURE                                       DATE
         -----------------------------------        -----------
            (SIGNATURE IF HELD JOINTLY)

NOTE: Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc. if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners must sign. PLEASE RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.